Exhibit 23.03
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the use in this Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 of our report dated November 17, 2005 relating to the financial statements and financial statement schedule of Portola Packaging, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
December 20, 2006